UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	July 18, 2005

First Business Financial Services, Inc.
(Exact name of Registrant as specified in its charter)

Wisconsin	0-51028	39-1576570
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)

401 Charmany Drive, Madison, Wisconsin 53719
(Address of principal executive offices, including zip code)

(608) 238-8008
(Registrant's Telephone Number)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        Effective July 18, 2005, the Board of Directors (the “Board”) of First Business Financial Services, Inc. elected Mark D. Bugher as a new director to fill the vacancy created by the retirement of Donald D. Wahlin from the Board, also on July 18, 2005. Mr. Bugher may be appointed to serve as a member of one or more committees of the Board, but no decision has been made to appoint him to any specific committee as of the date of this Current Report.

        Mr. Bugher, age 56, is currently the Director of University Research Park in Madison, Wisconsin. Prior to this role, Mr. Bugher served as the Secretary of the State of Wisconsin Department of Administration from 1996 to 1999. From 1988 to 1996 he served as the Secretary of the State of Wisconsin Department of Revenue. Mr. Bugher serves in leadership positions as chair or board member to many organizations promoting economic development in Wisconsin.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BUSINESS FINANCIAL SERVICES, INC.
Date: July 20, 2005	By: /s/ James F. Ropella
James F. Ropella
Senior Vice President and Chief Financial Officer

3